UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 20, 2016

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Unsecured Credit Facility

On December 20, 2016, QualityTech, LP (the “Operating Partnership”), the operating partnership of QTS Realty Trust, Inc. (the “Company”), entered into an unsecured Fifth Amended and Restated Credit Agreement (the “Amended and Restated Agreement”) with KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, and Bank of America, N.A. and TD Securities (USA) LLC, as co-syndication agents. The Amended and Restated Agreement amended and restated the Fourth Amended and Restated Credit Agreement dated as of October 27, 2015 by and among the Operating Partnership, the lenders party thereto, KeyBank National Association, as agent, the lenders party thereto, Bank of America, N.A., as co-syndication agent, Deutsche Bank Securities Inc., as co-syndication agent, Regions Bank, as co-syndication agent, and KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Regions Capital Markets, as joint lead arrangers and joint bookrunners. The Amended and Restated Agreement is guaranteed by substantially all of the Operating Partnership’s subsidiaries.

The Amended and Restated Agreement provides for a term loan of $300 million, maturing on December 17, 2021 ("Term Loan A"), an additional term loan of $200 million, maturing on April 27, 2022 ("Term Loan B"), and a revolving credit facility of $700 million, maturing on December 17, 2020, with the option to extend until December 17, 2021, subject to satisfaction of certain conditions (collectively, the “Unsecured Credit Facility”). The Unsecured Credit Facility may be increased to up to $1.5 billion, subject to certain conditions, including the consent of the agent and obtaining necessary commitments. The lenders under the Unsecured Credit Facility may issue up to $30 million in letters of credit subject to the satisfaction of certain conditions. As of December 20, 2016, the term loans were fully funded and $139.0 million was outstanding under the revolving credit facility.

The availability under the revolving credit facility is the lesser of (i) $700 million, (ii) 60% of the unencumbered asset pool capitalized value (or 65% of the unencumbered asset pool capitalized value for the two consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent) and (iii) the amount resulting in an unencumbered asset pool debt yield of 14% (or 12.5% for the two consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent). In the case of clauses (ii) and (iii) of the preceding sentence, the amount available under the revolving credit facility is adjusted to take into account any other unsecured debt and certain capitalized leases.  A material acquisition is an acquisition of properties or assets with a gross purchase price equal to or in excess of 15% of the Operating Partnership's gross asset value (as defined in the Amended and Restated Agreement) as of the end of the most recently ended quarter for which financial statements are publicly available.

Amounts outstanding under the Amended and Restated Agreement bear interest at a variable rate equal to, at the Operating Partnership’s election, LIBOR or a base rate, plus a spread that will vary depending upon the Company’s leverage ratio. For revolving credit loans, the spread ranges from 1.55% to 2.15% for LIBOR loans and 0.55% to 1.15% for base rate loans. For term loans, the spread ranges from 1.50% to 2.10% for LIBOR loans and 0.50% to 1.10% for base rate loans. As of December 20, 2016, the weighted average interest rate for amounts outstanding under the Amended and Restated Agreement was 2.22% for revolving credit loans and 2.16% for term loans.

Upon obtaining an investment grade rating, the Amended and Restated Credit Agreement permits the Operating Partnership to request revolving loan borrowings with interest rates and terms that are to be set pursuant to competitive bid procedures ("bid loans"); however, the lenders are not required to extend borrowings pursuant to such competitive bid procedures.  The sum of all outstanding bid loans may not exceed 50% of the total revolving credit commitment.  The bid loan sublimit is a part of, and not in addition to, the total revolving credit commitment.

The Amended and Restated Agreement has customary representations and warranties, and the ability to borrow under the facility is subject to ongoing compliance with a number of customary affirmative and negative covenants, including limitations on liens, mergers, consolidations, investments, distributions, asset sales and affiliate transactions, as well as financial covenants, including the following:

•

the Operating Partnership's and its subsidiaries' consolidated total unsecured debt plus any capitalized lease obligations with respect to the unencumbered asset pool properties may not exceed 60% of the unencumbered asset pool value (or 65% of the unencumbered asset pool value for the two consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent);

•

the unencumbered asset pool debt yield cannot be less than 14% (or 12.5% for the two consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent);

•

a minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA, subject to certain adjustments, to consolidated fixed charges) for the prior two most recently-ended calendar quarters of 1.70 to 1.00;

•

a maximum debt to gross asset value (as defined in the Amended and Restated Agreement) ratio of 60% (or 65% for the two consecutive fiscal quarters immediately following a material acquisition for which the Operating Partnership has provided written notice to the Agent);

•	tangible net worth (as defined in the Amended and Restated Agreement) cannot be less than the sum of $1,179,931,500 plus 75% of the net proceeds from any future equity offerings;

•

a maximum distribution payout ratio of the greater of (i) 95% of the Company’s Funds from Operations (as defined in the Amended and Restated Agreement) and (ii) the amount required for the Company to qualify as a REIT.

The Amended and Restated Agreement includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Amended and Restated Agreement and accelerate payment of all amounts outstanding thereunder.

A copy of the Amended and Restated Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Unsecured Springing Guaranty

In connection with the Amended and Restated Agreement, the Company entered into a Third Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 20, 2016 (the “Amended Unsecured Springing Guaranty”), which amended and restated the Company’s Second Amended and Restated Unconditional Guaranty of Payment and Performance dated October 27, 2015. The Amended Unsecured Springing Guaranty increased the Company’s total potential guaranty amount to $1.5 billion, which is the total commitment under the Amended and Restated Agreement upon the full exercise of the accordion feature.

A copy of the Amended Unsecured Springing Guaranty is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 under the sections “Unsecured Credit Facility” and “Unsecured Springing Guaranty” is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1

Fifth Amended and Restated Credit Agreement dated as of December 20, 2016 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, and Bank of America, N.A. and TD Securities (USA) LLC, as co-syndication agents.

10.2	Third Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 20, 2016 by QTS Realty Trust, Inc. (to KeyBank National Association).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

December 21, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Fifth Amended and Restated Credit Agreement dated as of December 20, 2016 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the lenders party thereto, KeyBanc Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, and Bank of America, N.A. and TD Securities (USA) LLC, as co-syndication agents

10.2	Third Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 20, 2016 by QTS Realty Trust, Inc. (to KeyBank National Association).